Letter to Shareholders Q2 FY12



Cirrus Logic, Inc.

October 19, 2011

CIRRUS LOGIC®

2901 Via Fortuna, Austin Texas 78746

October 19, 2011

Dear Shareholders,

As you may have noticed, Cirrus Logic has changed the way we announce our quarterly financial results. For many years, we have hosted a conference call for analysts and investors with the Cirrus Logic chief executive officer and chief financial officer delivering prepared remarks regarding our quarterly results and business outlook.

Beginning this financial reporting period, we are modifying our format. Instead of providing prepared remarks via script, we have developed this shareholder letter that contains much of the same content and commentary as before, while also providing the information in a format that is a more useful tool for investors and analysts. We believe that it not only allows us to share more information in a timely manner but it also gives you, the shareholder, full financial information for the quarterly reporting period in a single document.

We will continue to host a conference call following the release of this letter. Today, Cirrus Logic management will host a live Q&A session at 6:00 p.m. EDT to answer questions about our financial results and business outlook. We invite you to submit a question to be addressed during this session by sending an email to our investor relations department at investor.relations@cirrus.com. This Q&A session can be accessed in the Investor Relations section of the Cirrus Logic website at http://investor.cirrus.com.

Overview

We are very excited about the direction of the company and the progress we are making. With continued growth in revenue both sequentially and year over year, coupled with improving margins as a result of working through a product yield issue from earlier in the year, we are performing at a high level. We continue to see success in many of our newer areas of investment, highlighted of course by our portable audio program. We are executing on our strategy of identifying growing markets that are aligned with our capabilities and passion, establishing business relationships with leading companies in those markets and developing custom or semi-custom IC's that meet their specific needs. While this strategy is clearly working, we do expect certain business lines, such as home audio, to be impacted by weakness in the global economy. However, overall we are pleased with our progress and excited about the opportunities we're engaged in with both new and existing customers.

Figure A: Cirrus Logic Revenue Q4 FY10 to Q2FY12 (in $M)


$63M
$82M
$101M
$96M
$91M
$92M
$102M
Q4 FY10
Q1 FY11
Q2 FY11
Q3 FY11
Q4 FY11
Q1 FY12
Q2 FY12

Revenue

Looking at the most recent period, Q2 was a great quarter in terms of both our financial performance as well as milestones we achieved in key design programs. Revenue from Audio products was a continued highlight, as we experienced 18 percent growth over Q2 of last year. This strength was led by continued success with our largest customer, as they grew to 59 percent of our overall revenue this quarter. Our relationship with them continues to be outstanding, with great visibility and ongoing design activity on innovative and challenging projects.

Audio revenue related to home and automotive products are being somewhat impacted by ongoing weak global economic trends and shipments in new product design wins that we expected to ramp in the September and December quarters are being affected. We remain excited however about additional production ramps in new audio products with our new low power DSP, targeting products such as a new camcorder from a leading Japanese OEM that will be in stores this holiday season.

Overall, as we look to Q3, we expect revenue from audio products in total to remain strong and growing, and the overall expectation is for revenue to be between $102 million and $108 million.

As a management tool, one of the ways we measure engineering execution and the effectiveness of our team at targeting the right opportunities is to measure the percentage of revenue we derive from new products. The following graph shows our quarterly billings broken down into three distinct categories:

- **New** Products less than 3 years old
- **Prime** Products between 3 and 7 years old
- **Vintage** Products older than 7 years

Figure B: Billings Vintage Chart Q1 FY07 to Q2 FY12 (in $K)


$70,000,000
$60,000,000
$50,000,000
$40,000,000
$30,000,000
$20,000,000
$10,000,000
$0
FY07Q1
FY07Q3
FY08Q1
FY08Q3
FY09Q1
FY09Q3
FY10Q1
FY10Q3
FY11Q1
FY11Q3
FY12Q1
NewProducts
Prime Products
Vintage Products

This chart clearly highlights the outstanding job our team has done of targeting the right markets and customers, efficiently developing new products for them and rapidly ramping them into full production. This level of performance requires intense amounts of

hard work and collaboration across our entire team, and our employees deserve huge kudos for making it happen.

Another important piece of information contained on this chart pertains to the "vintage" category. These are our oldest products across all product lines, but the seismic and communications product lines are particularly well represented in this category. New design wins for very old products are somewhat unusual, so in general revenue from this category should slowly decline. As you can see from the chart, our revenue from vintage products grew substantially in Q2 of FY11, and this presented the company with some difficult year-over-year comparisons in Q2 of FY12. Revenue in this category returned to a more typical level in Q3 of FY11, so we should face more favorable comparisons going forward.

Gross Margins

Gross margins in Q2 improved sequentially to approximately 54%. We are pleased to report that we have successfully worked through the remaining production issues we first experienced in March. We have stated numerous times since we first reported this issue that margins would be most impacted in the March quarter, with incremental improvements in the June and September quarters. The combined efforts of our supply chain and engineering teams have made this a reality, and we expect our ongoing margin profile to be in the mid 50 percent range, which is in line with our corporate target. Portable Audio remains below the corporate margin target, but

Figure C: Cirrus Logic Gross Margin Q1 FY10 to Q2 FY12



52%
52%
54%
56%
57%
56%
55%
50%
52%
54%
Inv. charge
Due to low yields in a new product ramp ($4.2M or 5 margin points)
Q1 FY10
Q2 FY10
Q3 FY10
Q4 FY10
Q1 FY11
Q2 FY11
Q3 FY11
Q4 FY11
Q1 FY12
Q2 FY12

overall we believe our margins will remain in the mid-50s due to a variety of initiatives we have in place. Looking to the next quarter, we expect gross margins to range between 53 percent and 55 percent.

Operating Expense

We continue to invest in key R&D projects in both audio and energy control programs. The majority of the additional investment in R&D at the moment is associated with audio IC design work. For example, at this time we are currently working on six custom audio ICs for various projects. To put that in perspective, historically we've only had up to two custom audio ICs under development at any given time. Combine this with projects in development in our energy control initiatives such as LED and motor control, and we are working on more key customer driven projects at this time than at any time in recent memory.

Our headcount growth over the past few quarters reflects the focus we are putting on hiring experienced engineering talent to staff our key R&D projects. Our focus on creating a corporate culture that both challenges and rewards our employees has allowed us to attract and retain outstanding talent. We've more than doubled our revenue in the past few years, and our success in hiring has finally allowed our R&D headcount to catch up with that growth. We believe that we have extraordinary growth opportunities in front of us, so we expect to continue to ramp up our R&D headcount in order to capitalize on these opportunities.


$40,000
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$-
487
505
525
534
549
570
608
631
FYQ3-10
FYQ4-10
FYQ1-11
FYQ2-11
FYQ3-11
FYQ4-11
FYQ1-12
FYQ2-12
SG&A
R&D
Total Headcount
Figure D: Cirrus Logic R&D and SG&A Expenses Q3 FY10 to Q2 FY12 (in K$) and Total Headcount

As we've noted before, it can take between two and three years from project kick off to production shipments. With that type of development timeline, the investment comes well before the return. These projects require more engineers, more tapeouts and more investment in development tools. As such, we expect operating expenses, mainly associated with R&D spending, to continue to grow in the near term. Looking to Q3, we see a significant increase in the number of tapeouts, both for first silicon on new devices as well as devices that are expected to be at final silicon and moving into high volume production in FY13. We expect operating expenses for the December quarter to range between $37 million and $39 million, which include approximately $3 million in share-based compensation and amortization of acquired intangibles expenses.

We should also point out that our Q3 includes an additional week of operation to maintain the fiscal reporting calendar and enables us to keep the close of our reporting period on the last Saturday of the third month. This additional 14th week provides little revenue as it comes during the week between Christmas and New Year's Day, when very few shipments are made, but we will recognize an additional week of employee-related expenses during this week.

Operating Margin and EPS Metrics

Table 1: Select Financial Metrics

	Q2'12	Q1'12
GAAP Operating Margin	18%	16%
Non-GAAP Operating Margin	22%	19%
GAAP EPS	$ 0.17	$ 0.13
Non-GAAP EPS	$ 0.33	$ 0.24
Diluted Share Count	67,265	70,400

Our operating profit and EPS grew this past quarter, with operating results of 18 percent GAAP and 22 percent non-GAAP, which puts us above our target operating margin

of 20 percent, highlighting our ability to leverage our investment in R&D and technology to deliver strong operating results.

The decrease in our share count this past quarter was the result of the impact of the shares we repurchased in Q1 being fully recognized, as well as an additional 1.4 million shares we repurchased during Q2 at an average price of $14.83. As of today, we still have approximately $0.5 million authorized for the repurchase of shares.

Key Metric: Cash Generation

We continue to generate strong cash flows from our ongoing business operations. We are often asked about options to deploy this cash, and we feel strongly that one of our best options at the moment is to continue to invest in our business. As we noted above, we are hiring for key engineering projects and we are investing in a variety of development tools as well as equipment to ensure capacity with our back-end production suppliers. From time to time, we have re-purchased company stock and we will continue to evaluate those opportunities.

Figure E: Cirrus Logic Cash Flow from Operations Q3 FY10 to Q2 FY12 (in M$)


$10M
$8M
$12M
$24M
$31M
$20M
$11M
$26M
Q3 FY10
Q4 FY10
Q1 FY11
Q2 FY11
Q3 FY11
Q4 FY11
Q1 FY12
Q2 FY12

Company Strategy

Our strategy is uniquely different from many mixed-signal semiconductor companies. In addition to developing a few catalog type products that can be used by a broad array of customers, we are particularly focused on providing innovative products to market leading customers in the various markets we serve.

Specifically, we target growing markets where we can showcase our expertise in digital signal processing to solve challenging issues. Our approach has been to develop new catalog components that showcase our latest innovations, which we then use to engage with the leading customers in a particular market or application. We then focus on building a strong engineering relationship with the design teams at these customers and work to develop highly differentiated products for them that address their specific needs using our own IP, sometimes in combination with theirs. When we are successful with this approach, one initial design win can expand into many additional products and a long-term relationship where we are able to use our mixed-signal expertise to add value to their products by addressing specific needs and solving problems that matter. This approach gives us the opportunity to increase our content per box through the integration of additional components on their board, as well as adding additional features.

This strategy has driven much of the growth in our portable audio product line. As a recent example, several years ago we developed a custom IC for a leading Japanese OEM. The success of this program has opened other doors at that account, and today we are working on multiple new design wins there for our low power audio DSP. In automotive audio, we recently began shipping our first custom audio amplifier chipset to Harman Kardon.

In Energy, we are following the same blueprint. In energy measurement, with Itron as our lead customer, we have expanded on our initial custom IC for smart meters in the US to now include the international markets.

With our LED lighting controller, we targeted a few key tier one OEMs in the lighting space. While this has been a long process, we're happy to report that we recently began shipping pre-production volume of our new LED lighting controller to our lead customer. We are already hard at work on a second-generation lighting controller, which taped out this quarter, and interest from additional potential lighting customers is strong.

Other Interesting Stuff

Another recent highlight for our company was the recognition we received from the Great Place to Work® institute as one of the best companies to work for in America. This honor highlights the importance we place on our work culture and represents the success we've had in our efforts to build an excellent company. The semiconductor industry is very competitive, and creating a culture where our employees can thrive and build great products is a key component of the success we've achieved in attracting and retaining the best talent. It's worth noting that Cirrus Logic was the only semiconductor company to be included on the list.

Construction on our new headquarters is in full swing, and we continue to expect to move into the building during the summer of 2012. Building-related capital expenditures were approximately $10M in Q2. We expect construction costs in Q3 to be in approximately the same range.

Summary and Guidance

Looking to next quarter, we expect the following results:

- Revenue to range between $102 million and $108 million
- Gross margin to be between 53 percent and 55 percent,
- Combined R&D and SG&A expenses to range between $37 million and $39 million, which includes approximately $3 million in share-based compensation and amortization of acquired intangibles expenses.

Q2 was a great quarter for our company, both in terms of financial performance as well as engineering performance. We've continued to keep our existing customers happy, and we're hard at work at adding new ones. The low power audio DSP design activity is ongoing, and we've reached key milestones with both the LED lighting controller and the sensorless brushless, DC motor controller. If each of these new product lines ramps to production as currently expected it will be an excellent indication that the successful approach we developed within portable audio has spread throughout the company. As always, our focus remains on building a great company for the long term. We're very pleased with the culture we've developed, the strategy we're pursuing, the talent and passion of our employees, and the relationships we have with some of the best companies in the world.

Sincerely,





Jason Rhode
President and Chief Executive Officer

Thurman Case
Chief Financial Officer

Conference Call Q&A Session

Cirrus Logic management will host a live Q&A session today at 6:00 p.m. EDT to answer questions about the Company's financial results and business outlook. Shareholders who would like to submit a question to be addressed during this session are requested to email the company at investor.relations@cirrus.com.

A live webcast of the Q&A session can be accessed on the Investor Relations section of the Cirrus Logic website at http://investor.cirrus.com. A replay of the Q&A session will be available on the website listed above beginning approximately one hour following its completion, or by calling (303) 590-3030, or toll-free at (800) 406-7325 (Access Code: 4478182).

Use of Non-GAAP Measures

This shareholder letter and its attachments include references to non-GAAP financial information, including operating expenses, net income, operating margin and diluted earnings per share. A reconciliation of the adjustments to GAAP results is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this shareholder letter contain forward-looking statements, including our estimates of third quarter fiscal year 2012 revenue, gross margin, combined research and development and selling, general and administrative expense levels, construction costs on our new headquarters, share-based compensation expense, and amortization of acquired intangible expenses. In some cases, forward-looking statements are identified by words such as "expect," "anticipate," "target," "project," "believe," "goals," "opportunity," "estimates," "intend," and variations of these types of words and similar expressions. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and

assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the following: the level of orders and shipments during the third quarter of fiscal year 2012, as well as customer cancellations of orders, or the failure to place orders consistent with forecasts; and the risk factors listed in our Form 10-K for the year ended March 26, 2011, and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Summary financial data follows:

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended			Six Months Ended	
	Sep. 24, 2011	Jun. 25, 2011	Sep. 25, 2010	Sep. 24, 2011	Sep. 25, 2010
	Q2'12	Q1'12	Q2'11	Q2'12	Q2'11
Audio products	$ 83,683	$ 71,119	$ 71,171	$ 154,802	$ 125,159
Energy products	17,919	21,123	29,427	39,042	57,354
Net revenue	**101,602**	**92,242**	**100,598**	**193,844**	**182,513**
Cost of sales	47,247	44,533	43,818	91,780	78,998
Gross Profit	**54,355**	**47,709**	**56,780**	**102,064**	**103,515**
Research and development	19,682	18,767	15,450	38,449	30,542
Selling, general and administrative	16,760	14,606	15,372	31,366	29,383
Restructuring and other costs	-	-	401	-	401
Impairment of non-marketable securities	-	-	500	-	500
Provision for litigation expenses	-	-	-	-	135
Patent agreement, net	-	-	(4,000)	-	(4,000)
Total operating expenses	36,442	33,373	27,723	69,815	56,961
Operating income	**17,913**	**14,336**	**29,057**	**32,249**	**46,554**
Interest income, net	112	154	233	266	461
Other income (expense), net	(27)	(17)	(14)	(44)	18
Income before income taxes	**17,998**	**14,473**	**29,276**	**32,471**	**47,033**
Provision (benefit) for income taxes	6,751	5,295	(1,598)	12,046	(1,443)
Net income	**$ 11,247**	**$ 9,178**	**$ 30,874**	**$ 20,425**	**$ 48,476**
Basic income per share:	$ 0.17	$ 0.14	$ 0.45	$ 0.31	$ 0.72
Diluted income per share:	$ 0.17	$ 0.13	$ 0.42	$ 0.30	$ 0.67
Weighted average number of shares:					
Basic	64,426	67,099	68,513	65,763	67,576
Diluted	67,265	70,445	72,878	68,657	71,971

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED BALANCE SHEET
unaudited
(in thousands)

	Sep. 24, 2011	Jun. 25, 2011	Sep. 25, 2010
ASSETS			
Current assets			
Cash and cash equivalents	$ 39,268	$ 41,490	$ 19,837
Restricted investments	2,898	5,755	5,755
Marketable securities	100,130	107,016	153,797
Accounts receivable, net	44,898	41,967	48,451
Inventories	49,552	46,851	41,963
Other current assets	41,668	38,842	21,094
Total Current Assets	278,414	281,921	290,897
Long-term marketable securities	8,703	1,334	3,000
Property and equipment, net	50,102	42,465	32,471
Intangibles, net	18,905	19,505	21,042
Goodwill	6,027	6,027	6,027
Deferred tax asset	90,995	97,152	356
Other assets	7,517	8,566	1,503
Total Assets	$ 460,663	$ 456,970	$ 355,296
LIABILITIES AND STOCKHOLDERS' EQUITY			
Current liabilities			
Accounts payable	$ 35,256	$ 31,063	$ 29,070
Accrued salaries and benefits	10,942	8,120	12,754
Other accrued liabilities	10,105	7,505	6,330
Deferred income on shipments to distributors	9,334	9,745	7,749
Total Current Liabilities	65,637	56,433	55,903
Long-term restructuring accrual	-	45	395
Other long-term obligations	6,505	6,621	6,143
Stockholders' equity:			
Capital stock	998,572	994,746	978,554
Accumulated deficit	(609,167)	(600,126)	(685,077)
Accumulated other comprehensive loss	(884)	(749)	(622)
Total Stockholders' Equity	388,521	393,871	292,855
Total Liabilities and Stockholders' Equity	$ 460,663	$ 456,970	$ 355,296

Prepared in accordance with Generally Accepted Accounting Principles

CIRRUS LOGIC, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)
(not prepared in accordance with GAAP)

Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

	Three Months Ended			Six Months Ended	
	Sep. 24, 2011	Jun. 25, 2011	Sep. 25, 2010	Sep. 24, 2011	Sep. 25, 2010
Net Income Reconciliation	Q2'12	Q1'12	Q2'11	Q2'12	Q2'11
GAAP Net Income	$ 11,247	$ 9,178	$ 30,874	$ 20,425	$ 48,476
Amortization of acquisition intangibles	353	353	353	706	723
Stock based compensation expense	3,517	2,442	3,025	5,959	4,381
Facility Related adjustments	-	-	(100)	-	(96)
International sales reorganization charges	622	-	-	622	790
Provision for litigation expenses and settlements	-	-	-	-	135
Restructuring and other costs, net	-	-	401	-	401
Charge from non-marketable securities	-	-	500	-	500
Patent purchase agreement, net	-	-	(4,000)	-	(4,000)
Provision (benefit) for income taxes	6,163	4,984	(2,229)	11,147	(2,229)
Non-GAAP Net Income	$ 21,902	$ 16,957	$ 28,824	$ 38,859	$ 49,081
Earnings Per Share Reconciliation					
GAAP Diluted income per share	$ 0.17	$ 0.13	$ 0.42	$ 0.30	$ 0.67
Effect of Amortization of acquisition intangibles	0.01	0.01	-	0.01	0.01
Effect of Stock based compensation expense	0.05	0.03	0.04	0.09	0.06
Effect of Facility Related adjustments	-	-	-	-	-
Effect of International sales reorganization charges	0.01	-	-	0.01	0.01
Effect of Restructuring and other costs, net	-	-	0.01	-	0.01
Effect of Charge from non-marketable securities	-	-	0.01	-	0.01
Effect of Patent purchase agreement, net	-	-	(0.05)	-	(0.06)
Effect of Provision (benefit) for income taxes	0.09	0.07	(0.03)	0.16	(0.03)
Non-GAAP Diluted income per share	$ 0.33	$ 0.24	$ 0.40	$ 0.57	$ 0.68
Operating Income Reconciliation					
GAAP Operating Income	$ 17,913	$ 14,336	$ 29,057	$ 32,249	$ 46,554
GAAP Operating Margin	*18%*	*16%*	*29%*	*17%*	*26%*
Amortization of acquisition intangibles	353	353	353	706	723
Stock compensation expense - COGS	104	89	64	193	119
Stock compensation expense - R&D	1,181	1,043	617	2,224	1,138
Stock compensation expense - SG&A	2,232	1,310	2,344	3,542	3,124
Facility Related adjustments	-	-	(100)	-	(96)
International sales reorganization charges	622	-	-	622	790
Provision for litigation expenses and settlements	-	-	-	-	135
Restructuring and other costs, net	-	-	401	-	401
Charge from non-marketable securities	-	-	500	-	500
Patent purchase agreement, net	-	-	(4,000)	-	(4,000)
Non-GAAP Operating Income	$ 22,405	$ 17,131	$ 29,236	$ 39,536	$ 49,388
Non-GAAP Operating Margin	*22%*	*19%*	*29%*	*20%*	*27%*
Operating Expense Reconciliation					
GAAP Operating Expenses	$ 36,442	$ 33,373	$ 27,723	$ 69,815	$ 56,961
Amortization of acquisition intangibles	(353)	(353)	(353)	(706)	(723)
Stock compensation expense - R&D	(1,181)	(1,043)	(617)	(2,224)	(1,138)
Stock compensation expense - SG&A	(2,232)	(1,310)	(2,344)	(3,542)	(3,124)
Facility Related adjustments	-	-	100	-	96
International sales reorganization charges	(622)	-	-	(622)	(790)
Provision for litigation expenses and settlements	-	-	-	-	(135)
Restructuring and other costs, net	-	-	(401)	-	(401)
Charge from non-marketable securities	-	-	(500)	-	(500)
Patent purchase agreement, net	-	-	4,000	-	4,000
Non-GAAP Operating Expenses	$ 32,054	$ 30,667	$ 27,608	$ 62,721	$ 54,246